EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-187949, 333-144872, 333-00099, 333-23857, 333-82674, 333-169427, 333-169428, 333-194518 and 333-194522) of Digi International Inc. of our report dated December 11, 2014 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP
Minneapolis, Minnesota
December 11, 2014